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                                                                  EXHIBIT 10.2.4

                  [ENGLISH TRANSLATION OF DEFINITIVE AGREEMENT
                              EXECUTED IN SPANISH]

LEASE CONTRACT entered into by and between INMOBILIARIA DUMUR, S.A. DE C.V., a Corporation having its principal offices in Ciudad Juarez, State of Chihuahua, Mexico, represented herein by Mr. Ignacio Duarte Tarin, hereinafter referred to as the "LESSOR", and Productos y Servicios de Telxon, S.A. de C.V., a Corporation doing business in Ciudad Juarez, State of Chihuahua, Mexico, represented by Mr. Jack F. Platt in his capacity as General Attorney-in-Fact of said Corporation, hereinafter referred to as the "LESSEE" in accordance with the following recitals and clauses:

                                   RECITALS:

I.      Mr. Ignacio Duarte Tarin on behalf of the LESSOR, states:

         a. That his principal is a corporation duly incorporated pursuant to the General Law Mercantile Corporations:

         b. That his principal is the owner of a tract of land which has an area of 9,290.304 square meters, equivalent to 100,002.69 square feet, hereinafter referred to as the "Land", and the industrial type building partially constructed thereon, which will have an area of 50,000 (fifty thousand square feet), hereinafter referred to as the "Building", located in the Calle Carlos Dickens 2814, Colonia Infonavit Casas Grandes, at the DEPORTIVO DEVELOPMENT in Ciudad Juarez, Chihuahua,
                  Mexico. The Land and Building will hereinafter be jointly referred to as the "Leased Property". The location of the Leased Property is described in detail in the plot plans that are attached hereto and made a part hereof as Exhibit "A"
                  The Lessee shall have all the rights to review and approve any and all plans, blueprints, specifications, layouts, and any related construction materials that would be selected for the Building.

         c. That his principal is willing to lease the Leased Property, to the LESSEE, subject to the terms and conditions hereof.

         d. That his principal and he have all the authorities required to enter into this contract, which authorities have not been limited nor revoked.

II.     Mr. Jack F. Platt on behalf of the LESSEE, states:

         a. That his principal is a corporation duly incorporated pursuant to the General Law of Mercantile Corporations.

         b. That his principal wishes to lease the use and temporary possession of the Leased Property, subject to the terms and conditions contained herein.
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         c.       That his principal and he have all the authorities required to enter into this contract, which authority has not been limited nor revoked.

III.   Both parties, through their legal representatives, state:

That in the execution of this contract there has been no error, bad faith nor duress amongst them.

In consideration of the precedent recitals, the parties agree to the following:


                                    CLAUSES:


FIRST.- THE LEASED PROPERTY:
Under the covenants made under this agreement, the LESSOR hereby delivers in lease to the LESSEE, and the LESSEE receives in lease, the use and temporary possession of the Leased Property that is built to this date. The LESSOR covenants and agrees to deliver the use and possession of the remaining portion of the Leased Property to the LESSEE, and the LESSEE covenants and agrees to receive same, as the construction thereof is finalized.

SECOND.- OWNERSHIP OF THE LEASED PROPERTY:
LESSOR states that it has the clear and complete ownership of the Leased Property, and the LESSEE, according to the terms herein shall have the quiet enjoyment of same. Similarly, LESSOR and LESSEE agree that as provided under
Article 2308 of the Civil Code for the State of Chihuahua, this lease shall survive even in the event of foreclosure of the Leased Property as a result of any lien or mortgage, same which will not affect this Lease or any extension hereof, and that any amendments to such mortgages or any new mortgages on the Leased Property shall contain a provision acknowledging the existence and duration of this Lease and the right of extension hereof, if such right of extension is agreed upon between the parties at or prior to the time that any such mortgage is entered into by LESSOR. The parties acknowledge the fact that a set of restrictive covenants have been established as mandatory and legally binding on LESSOR and all tenants in the Industrial Park where the Leased Property is located. Such restrictive covenants are attached to this Lease as Exhibit "B" and LESSOR and LESSEE declare to know them and accept to have them be binding upon both parties. LESSOR states that the Leased Property is not now in violation of said restrictive covenants or any Federal, State or Municipal, including but not limited to environmental laws, and that LESSOR will not, and will not permit any Building contractor or other person or entity acting on its behalf, to violate any such covenants or laws with respect to the Leased Property.

THIRD.- DELIVERY OF THE LEASED PROPERTY:
The LESSEE shall have possession of the Leased Property starting on April 14, 1997, and its right of possessing the Leased Property will terminate on April 13, 2004. Upon delivery of the Leased Property to the Lessee, same will be complete and ready for occupancy on the initial date stipulated above.
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                                      -3-

FOURTH. - USE OF THE LEASED PROPERTY:
The LESSEE shall use the Leased Property only for maintenance and repair of computer equipment and\or other light and clean industrial operations and offices; under no conditions whatsoever will the LESSEE be permitted to use the Leased Property for chemical and heavy industrial operations, nor activities which are in violation of the restrictive covenants herein above mentioned. In all cases the LESSEE shall conduct its activities on the Leased Property in strict compliance with all applicable Federal, State and Municipal Laws, including, but not limited to the provisions dictated by the Ministry of Social Development of the Mexican Government.

In any case, LESSEE binds itself to keep the Leased Property and/or the LESSOR free from any liabilities, obligations, losses, property damages, penalties, claims, actions, suits, costs, charges and expenses which may be imposed upon the Leased Property and/or the LESSOR due to acts or omissions of LESSEE that may constitute any violation of the above mentioned provisions.

FIFTH.- PURCHASE OPTION:
The LESSOR hereby grants the LESSEE the option to purchase the Leased Property. Such option to purchase may only be exercised at the end of the initial term hereof or at the end of any of its extensions. In the event the LESSEE wishes to exercise its option to purchase the Leased Property, it shall provide a written notice to the LESSOR at the latest, 60 calendar days before the expiration of the initial term hereof or of the then current extension, as the case may be. The parties hereto covenant and agree that upon the LESSEE exercising its option to purchase the Leased Property in the terms mentioned above, they will:

1. Each appoint an appraiser, who shall prepare and finish his appraisal of the value of the Leased Property within the 20 calendar days following the respective appointment.

2. Present to each other, immediately after their receipt, the results of their respective appraisals, for purposes of determining the corresponding price in which the LESSEE will purchase the Leased Property from the LESSOR.

3. Average out the appraisals obtained, and the average of such appraisals shall be the price for which the LESSOR will sell to the LESSEE the Leased Property, unless that there is more than a 10% discrepancy in the appraisals obtained by the parties.

4. If there is more than a 10% discrepancy in the values yielded by the corresponding appraisals, then the appraisers will appoint, within the following 5 calendar days, a third appraiser, whose value determination shall be provided within
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       the 20 calendar days following his appointment and which shall be binding upon the parties hereto.

5. The parties covenant and agree that the LESSEE will not be obligated to purchase the Leased Property after exercising its option to purchase, if the LESSOR cannot or will not demonstrate, to the sole and exclusive satisfaction of the LESSEE, that it has a fee simple marketable title to the Leased Property.

SIXTH.- LEASE PRICE:
The LESSEE shall pay as rent for the Leased Property the amount of US $5.75 (five dollars seventy five cents) currency of the United States of America per square foot of Building per year; that is the total amount of US $287,500.00 (two hundred eighty seven thousand five hundred dollars) currency of the United States of America per year. One twelfth of the above mentioned rent, that is the amount of US $23,958.33 (twenty three thousand nine hundred fifty eight dollars and thirty three cents) currency of the United States of America shall be paid advance during the first five days of each and every calendar month during the term of the contract as of April 14, 1997, at LESSOR domicile or to whoever and whatever place the LESSOR notified in writing to the LESSEE at least with 30 (thirty) days in advance. Starting on the anniversary of the first year of the term of this Agreement, and on every anniversary thereafter,the annual rent will increase yearly in the same proportion of increase suffered during the prior 12 months by the All Items Consumer Price Index for the City of Houston, published by the Department of Labor of the United States of America. Said increased rent will be in effect for the subsequent 12 month period.

Should punctual payment of the rent, as provided for in this Contract be defaulted, the LESSEE shall pay LESSOR interest over the defaulted rental payments calculated on a daily basis for each day in which the full rental payment is past due and remains unpaid, at an annual rate of 5% (five percent), if payment is made during the first 10 (ten) days of each month, and at the annual rate of 18% (eighteen percent) if payment is made at anytime after the first 10 (ten) days of each month, and such payments shall be made according to the stipulations of this clause.

SEVENTH.- TAXES, UTILITIES AND ENVIRONMENTAL:
Starting on the date of validity of this lease, LESSEE shall be liable only for all property taxes caused by the Leased Property, and for the value added tax generated by the payment of the rentals hereunder.


LESSEE or LESSOR may bring appropriate proceedings in the name of the LESSOR, the LESSEE or both for contesting the validity of any assessment on the Leased Property or amount of taxes imposed
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thereon, or recover payment thereof. Each party shall cooperate with the other with respect to the proceedings so far as it is reasonably necessary.

The net amount of any taxes recovered, after payment of all expenses in connection therewith, shall revert to the party who made them.

The LESSOR states that the public services of sewage, water, telephone, natural gas and electricity, shall be available up to the limit of the Leased Property and shall serve the Building exclusively and will be separately metered. It is agreed that the LESSEE will be responsible for the hookup of all such utilities of which it shall be the user.

As of the commencement date of the Lease Term the LESSEE shall observe all laws and regulations regarding ecological equilibrium and environmental protection. The LESSEE shall keep and deliver the Leased Property to the LESSOR free from contamination, releasing the latter from any penalties, sanctions and expenses which may be imposed or which shall be incurred as consequence of any contamination caused by the LESSEE.

The LESSOR shall be liable towards the LESSEE and all corresponding authority and will hold LESSEE harmless for any contamination that may affect the Leased Property for any reason, before the delivery of the Leased Property to the LESSEE, or for such contamination which is determined to have occurred before such delivery to the LESSEE, and against all sanctions, penalties, indemnification or expenses that may be imposed or incurred as consequence of any contamination that existed before and until the LESSEE takes over the physical possession of the Leased Property. In the event any contamination is found on the Leased Property before its delivery to the LESSEE hereunder, the LESSOR covenants and agrees to clean, remove and properly dispose of same at its cost, in an efficient and expeditious manner. The LESSEE will have the right to terminate this Agreement if such clean up or remediation takes more than thirty
(30) calendar days to complete. LESSEE shall be liable towards LESSOR and shall hold LESSOR harmless with respect to any and all authorities and third parties for any contamination and or violation to any applicable environmental regulations that takes place while LESSEE is in possession of the Leased Property, but only if directly caused by actions of LESSEE, its contractors, agents and/or employees. LESSEE will be liable for any environmental contamination and/or violations to any applicable environmental regulations disclosed after delivery of the Leased Property back to LESSOR, in the event that said contamination and/or violation takes place while LESSEE is in possession of the Leased Property, but only if directly caused by actions of LESSEE, its contractors, agents and/or employees.
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                                      -6-

EIGHTH. - MAINTENANCE:
The responsibility for maintenance, repair and replacement shall be governed by the following stipulations:

       1. LESSOR shall, at all times during the lease term, maintain and repair, at its own cost and expense, the Building foundations, structure of the floors, structure of exterior walls, structure of the roof including all roofing and flashing and its supporting members. The LESSOR covenants and agrees to make any and all guarantees issued to it by contractors, subcontractors and suppliers due to the construction of the Building, extensive to the LESSEE.


       2. LESSEE during the term of the lease, shall maintain and repair, at its own cost and expense, the interior of the Building including interior and exterior paint, the air conditioning and heating systems.

NINTH. - ALTERATIONS:
The LESSEE may not change the basic structure, the external appearance or basic utility services (water, sewage, electricity and gas) of the Leased Property, nor make any major work alterations without the expressed written authorization of the LESSOR, which authorization shall not be unreasonably withheld or delayed. The LESSEE is hereby authorized to make minor alterations or modifications of the Leased Property, at its own risk and expense, so long as they do not alter or substantially impair the structure of the Building. In any case LESSEE shall be obliged to notify the LESSOR of any minor modification or alteration it effects.

All fixtures and/or equipment of whatsoever nature that shall have been installed in the Leased Property by the LESSEE, whether permanently affixed thereto or otherwise, shall continue to be the property of the LESSEE, and shall be removed by the LESSEE at the expiration or termination of this lease or any renewal or extension thereof, unless the LESSEE receives the written confirmation of LESSOR, in advance, in each specific case, that the improvements made on the Leased Property may remain on said property upon expiration of the lease, provided, however, the LESSEE shall at its own cost and expense repair any damage to the Leased Property resulting from the removal of said equipment and/or accessories and shall deliver the Leased Property to the LESSOR in adequate conditions of order, presentation and cleanliness, with ordinary wear and tear excepted.


TENTH.- LIABILITIES OF THE PARTIES:
In conformance with applicable law, the LESSOR guarantees to the LESSEE the use and peaceful enjoyment of the Leased Property during the full term of the lease, including any and all extensions
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                                      -7-


thereof, and the LESSEE covenants and agrees to use the Leased Property only for the purposes herein stipulated.

The liabilities of the LESSOR and of the LESSEE, in each case, shall be ruled by the following stipulations:

       1. The LESSOR or the LESSEE, respectively, shall be liable for damages to the Leased Property caused by their own fault or negligence, or that of their agents, employees suppliers or visitors, except for losses commonly insurable by fire insurance with extended coverage endorsement.

       2. In the event the LESSEE is prevented, by any cause attributable to the LESSOR, whether partially or completely from the use of the Building which is part of the Leased Property, the rent shall be reduced proportionally to the part which use is prevented. But if the LESSEE was prevented from using the Building which is part of the Leased Property in its entirety, to such and extent that the LESSEE may not use it for the purposes hereby stated, then no rent shall be paid during the time that the building is not usable, and the LESSEE shall have the right to terminate this contract in the event said non-use continues for 60 (sixty) calendar days or more.

If the Building is damaged or destroyed by any cause not attributable to LESSEE, LESSOR agree to restore it and put it in proper condition for the LESSEE to use it for the purposes agreed on in this contract. However, if such destruction exceeds 75% (seventy-five percent) of the full insurable value of the Building and it is caused by fortuitous cause or force majeure, LESSOR shall have the right to elect not to rebuild and in such case this lease shall terminate without any further responsibility between the parties, unless said damage be covered by insurance, and the insurance company makes payment of the amounts corresponding to the damage, for the reconstruction of the Building. If the LESSEE decides to terminate this lease under the circumstances above described, the lease shall terminate and the LESSEE and the LESSOR shall be released from any further obligation thereunder, unless said damage be covered by insurance, in which case the insurance company shall pay the insured damage to the parties hereto, according to their interest in the Leased Property.

If the LESSEE continues the lease hereunder, the rent payable under this lease shall be reduced proportionally to the part which use is prevented until the full use of the Building has been restored to the LESSEE.

The percentage of the insurable value hereinabove referred to, shall be determined by the insurance claim adjuster of the insurance company with which the insurance provided for in Clause ELEVENTH, is contracted.
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       3. If the impediment were imputable to the LESSEE, or its agents, employees or visitors, the LESSEE shall continue to pay the rent as if it were using the Building, unless this loss is covered by rental insurance or other insurance.

       4. In the event of partial impediment of use in accordance with paragraph second of this clause, the parties shall agree on the proportion that the rent shall be abated, and if they cannot reach an agreement, they shall each designate an expert. If both experts cannot agree, the experts will designate a third expert. The resolution of the majority of the experts shall be final and binding on the parties, or if the parties agree on designating only one expert, his decision shall be final and binding on the parties.

       5. The responsibilities of the parties referred to in the paragraphs of this clause, shall be subject to the provisions of Clause ELEVENTH of this Contract.

ELEVENTH. - INSURANCE :
The parties herein shall obtain insurance, in the type and amounts adequate to protect their respective interest in this lease against any and all losses and/or risks. Specifically, it is agreed that:

       1. The LESSEE shall pay, during the term of the lease, the premiums on insurance policies as required to cover the Building.

Such insurance shall be contracted by the LESSEE at its own cost and expense.

The required insurance during the term of the lease shall be against any loss or damage by fire and/or lightning and against any loss or damage by explosion, hurricane and hail, strong winds, snow, strikes, popular riots and vandalism, airplanes, vehicles and smoke, and earthquake and/or volcanic eruption, and any other risks now or hereafter embraced by the so called "Extended Coverage" in amount sufficient to prevent LESSOR or LESSEE from becoming co-insurers under the terms of the applicable policies, but in any event in an amount not less than 100% (one hundred percent) of the then "full insurable value" (replacement value), which for the purpose of this Clause shall be deemed to be the cost of replacing the Building less the cost of excavations, foundations and footings and without any deductions for depreciation of the Building. Such "full insurable value" shall be determined from time to time, but not more frequently than once in any twelve calendar months, in accordance with the terms of the respective policy, and in the event the respective policy does not provide for said determination, by means of an appraisal to be performed
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                                      -9-

by a certified appraiser who will be designated by LESSEE and approved in writing by LESSOR (such approval not to be unreasonably withheld or delayed), which appraisal shall be paid for equally by both parties hereto.

LESSEE shall not at any time be obliged to pay for insurance in an amount greater than the most recent full insurable value so determined.

       2. As per the provisions of the preceding paragraph, the LESSEE shall also pay the following insurance coverage contracted by LESSOR:

       (a) General Civil Liability Insurance, covering claims for injury, death, or property damage occurring on or about the Leased Property for an amount not less than $500,000.00 Dollars Currency of the United States of America as sole and combined limit to cover property damage and personal injury or death. Furthermore, the Civil Contractual and Independent Contractors Liabilities shall be included, the LESSEE being obligated to give written notice to the Insurance Company, by sending a copy of any contract the LESSEE executes on its own behalf for the execution of improvements, adaptations, or modifications to the Leased Property.

       (b) Insurance against loss or damage by boiler (or Compressor) malfunction or by internal explosion by boiler (compressor), for any high pressure boiler (compressor) installed, in any, in the Building and which is part of the Leased Property, in such amounts as LESSOR, from time to time, reasonably require; and

       (c)  Insurance against accidental glass breakage.


       3. All insurance provided for in this clause shall be issued under valid and enforceable policies issued by insurers authorized to do business in Mexico.

       4. All policies of insurance herein provided for shall name LESSOR and/or their assignees and LESSEE as the insured, as their respective interest may appear and shall contain standard clauses in favor of the holders of mortgages on the Leased Property and the assignees of the rights of LESSOR related to this lease.

       5. Each such policy or certification hereof issued by the insurer shall contain an agreement by the insurer that such policy shall not be cancelled without at least ten days prior notice to LESSOR and/or their assignees and to LESSEE, payable, thereunder will be in fact paid,
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                                     - 10 -


notwithstanding any act or forfeiture of all or part of such insurance.

       6. In case of casualty to the Leased Property resulting in damage or destruction to the Building, LESSEE shall promptly give written notice thereof of LESSOR and/or their assignees. Adjustment proceedings shall be started immediately by LESSEE.

       7. All insurance money paid on account of such damage or destruction less the actual cost, fees and expenses, if any, incurred in connection with adjustments of the loss, shall be made to the LESSOR and/or their assignees or the LESSEE, as their respective interest appear under this lease, for the purpose of restoring, replacing, rebuilding or altering the Building as nearly as possible to its value, condition and character immediately prior to such damage or destruction.

       8. The parties shall look first to the insurance proceeds, but if the amounts actually paid by the insurance company should not cover the full costs or restoration or repair of the Building which will be part of the Leased Property, each of the parties, as the case may be, under the terms of Clause Tenth, shall be responsible for the payment of the difference.

TWELFTH.- TERM:
The term of this lease shall be for a period of 7 (seven) years, which will begin on April 14, 1997, and will terminate on April 13, 2004. Said term will be mandatory for both parties, notwithstanding the following provisions:

The LESSEE will have the right to terminate this contract prior 90 (ninety) days written notice to LESSOR, without any further liability, except for full payment which must be made to LESSOR, on the effective date of early termination, as indemnification, at the option of LESSEE, of all amounts required to complete the lease price of the remaining term agreed on this clause or of its extensions, if any, computed by using the then current rentals at the time of providing said notice to the LESSOR, or by making payment to the LESSOR of the unrecovered portions of the LESSOR's amortized constructions costs of the Building.

The LESSEE will have two options to extend the original term of this Agreement. Each option will entitle the LESSEE to extend the initial term hereof, or the then current extension, for an additional period of 5 (five) years. In the event the LESSEE wishes to exercise any of its options to extend the term hereof, it must provide a written notice to the LESSOR at the latest 60 calendar days prior to the expiration of the initial term or prior to the expiration date of the first extension period, as the case may be.
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                                     - 11 -

THIRTEENTH. - SURRENDER:
LESSEE shall, on the last day of the term of this lease or its extensions, or upon early termination, surrender and deliver the Leased Property into the possession and use of the LESSOR without delay, in good order, condition and repair, except for normal wear and tear due to normal use and the passage of time, and except for damage by fire or other casualty. All signs, inscriptions, canopies and installations of like nature made by LESSEE shall be removed at or prior to the expiration of the term of this lease. All furniture, trade fixtures and business equipment installed by LESSEE shall remain the property of the LESSEE and shall be removed by LESSEE at any time during or at the end of the term and the LESSEE shall, at its own expense, repair all damages resulting from the installation or removal thereof.

Any property which shall remain in the Leased Property after termination of the lease may, at the option of LESSOR, be deemed to have been abandoned and the LESSOR may dispose of same, without liability, in such manner as LESSOR may see fit.

Any and all permanent alterations and improvements placed upon the Leased Property by LESSEE and/or LESSOR subsequent to the date hereof shall become the property of LESSOR and remain on the Leased Property at the expiration of or upon earlier termination of this Lease without LESSOR being required to compensate LESSEE for such alternations or improvements, subject to LESSEE's right to use same during the term hereof.

FOURTEENTH. HOLDOVER:
In the event this lease is not duly extended prior to the termination date, the LESSEE shall at the termination of the lease by lapse of time or otherwise, yield up immediate possession to LESSOR, and failing to do so the term of this Lease shall be automatically extended on a month to month basis, and LESSEE will pay to LESSOR as lease price for the whole time such possession is withheld, an amount equal to the rent due at the date of termination increased by 25% (TWENTY FIVE PERCENT), however then provisions of this clause shall not be held as a waiver by LESSOR of any right of reentry as herein set forth; nor shall the receipt of said payment or any part thereof, or any act in apparent affirmation of tenancy, operate as waiver of the right of LESSOR to recover the Leased Property.

FIFTEENTH. - PARTIES RIGHT TO PERFORM OTHER PARTY COVENANTS:

If LESSEE shall at any time fail to perform any one or more of its obligations pursuant to this contract, LESSOR, after ten days following receipt by LESSEE, of written notice of said failure to LESSEE (or without notice in the case of an emergency) and without waiving or releasing LESSEE from any obligation of LESSEE contained in this lease, may but shall be under no obligation to perform any act on LESSEE's part to be performed as provided in this lease, and may enter upon the Leased Property for that purpose and take all such actions thereon as may be necessary thereof. All sums reasonably paid by LESSOR and all costs and expenses reasonably incurred by LESSOR in connection with the performance of any such lawful obligation of LESSEE, shall be payable to LESSEE to LESSOR on demand.

If LESSOR shall at any time fail to perform any one or more of their obligations pursuant to this contract, LESSEE, after ten days following receipt by LESSOR, of written notice of said failure to LESSOR (or without notice in case of emergency) and without waiving or releasing LESSOR from any obligation or LESSOR contained in this lease, may but shall under no obligation to perform any act on LESSOR part to be performed as provided in this lease, and take such actions thereon as may be necessary thereof. All sums paid by LESSEE and all costs and expenses incurred by LESSEE in connection with the performance of any such obligation of LESSOR, shall be payable by LESSOR to LESSEE on demand.

SIXTEENTH.- ENTRY ON LEASED PROPERTY BY LESSOR:
LESSEE shall permit LESSOR and their authorized representatives to enter the Leased property at all reasonable times and with a 24 (twenty-four) hour prior notice to LESSEE, for the purpose of inspecting the same and performing any work therein that may be required of it or that may be necessary by reason of LESSEE's failure to make repairs or perform such work or to commence the same. In case of emergency, the LESSEE shall allow the LESSOR and authorized representatives the immediate access. Nothing in this Clause Sixteenth shall imply any duty upon the part of LESSOR to do any such work; and performance thereof by LESSOR shall not constitute a waiver of LESSEE's default in failing to perform the same.

LESSEE shall permit LESSOR and their authorized representatives to enter the Leased Property at all reasonable times during usual business hours with a 24 7(twenty-four) hour prior notice to LESSEE for the purpose of showing the same to prospective purchasers of the Leased Property and at any time within three months prior to the expiration of this lease, provided that LESSEE shall have at all times during the term of this contract and any extension thereof the right to refuse entry to competing companies.

The LESSOR shall exercise its rights under this provision in such a way that does not interfere with the business operations of LESSEE.

SEVENTEENTH. - GUARANTY:
LESSEE, being a subsidiary corporation of Telxon Corporation, a corporation incorporated in the State of Delaware, United States of America, shall obtain and deliver to LESSOR, on the date of execution hereof, a document in substantially the same form of the document attached hereto as exhibit "C", duly signed by a legal
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                                     - 13 -


representative of Telxon Corporation, and certified by a Notary Public, whereby Telxon Corporation shall be the solitary guarantor of the LESSEE for the exact compliance with all and each of the obligations agreed to by the LESSEE under this lease.

EIGHTEENTH. - SUBORDINATION:
LESSEE agrees, at the request of LESSOR, to subordinate this lease (including any extensions) to any mortgage placed upon the Leased property, provided that the holder agrees to recognize the LESSEE's rights under this lease and not to disturb the possession and other rights of LESSEE under this lease so long as LESSEE continues to perform its obligations hereunder; and in the event of acquisition of title by said holders through foreclosure proceedings or otherwise, to accept LESSEE as tenant of the lease and to perform the LESSOR obligations hereunder (but only while owner of the Leased Property); and LESSEE agrees to recognize such holder or any other person acquiring title to the Leased Property. LESSEE and LESSOR agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained herein.

NINETEENTH.- MODIFICATIONS TO CONTRACTUAL DOCUMENT:
No modification, release or discharge of this lease or waiver of any of the provisions thereof shall be of any force to effect except by an agreement in writing executed by LESSOR and LESSEE.

TWENTIETH.- APPLICABLE LAW AND JURISDICTION:
This lease shall be bound by and subject to the provisions of the Civil Code of the State of Chihuahua and both parties hereto expressly submit to the jurisdiction of the competent Courts of the City of Juarez, State of Chihuahua, Mexico, expressly waiving any other forum to which they may have a right to by reason of their present or future domiciles or due to any other reason whatsoever.

TWENTY-FIRST. - NOTICES:
All notices, demands and requests required under this lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if served personally (including delivery by courier) or if sent by registered or certified mail, return receipt requested, addressed to LESSOR or LESSEE as the case may be, or by telephonic facsimile with automatic confirmation, at their respective addresses last designated by notice to the other party for that purpose. Until LESSOR and LESSEE designate other addresses, their addresses shall be as follows:

     The Lessee:         PRODUCTOS Y SERVICIOS DE
                         TELXON, S. DE R.L. DE C.V.
                         Carlos Dickens 2814
                         Colonia Infonavit Casas Grandes
                         Ciudad Juarez, Chihuahua
                         Attn: Mr. Jack Platt

     The Lessor:         INMOBILIARIA DUMUR, S.A. DE C.V.
                         Ave. 16 de Septiembre y Costa Rica
                         Ciudad Juarez, Chihuahua 32030
                         Attn: Sr. Ignacio Duarte

TWENTY-SECOND. - ASSIGNMENT AND SUBLEASE:

     The LESSEE may not sublease the LEASED PROPERTY or assign this Contract, unless it obtains the prior written authorization of the LESSOR, same which will not be unreasonably withheld or delayed. However, the LESSEE will be entitled to assign its rights or sublease the Leased Property to any company belonging to the same economic group of interest as Telxon Corporation, by providing written notice to the LESSOR for such purposes.

     Having read the foregoing Contract, the parties execute same in Ciudad Juarez Chihuahua, Mexico on April 10th, 1997.


               "LESSOR"                           "LESSEE"

           INMOBILIARIA DUMUR              PRODUCTOS Y SERVICIOS DE
              S.A. DE C.V.                 TELXON, S. DE R.L. DE C.V.


      By: /s/ Ignacio Duarte Tarin         By: /s/ Jack F. Platt
         -------------------------            --------------------------
          Ignacio Duarte Tarin                        Jack F. Platt
          General Attorney-in-fact                   General Attorney-in-fact